 EX‑31

Rule 13a-14(d)/15d-14(d) Certification.

I, Paul Vanderslice, certify that:

1.

I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K, of Citigroup Commercial Mortgage Trust 2016-GC36 (the “Exchange Act Periodic Reports”);

2.

Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.

Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyBank National Association, as master servicer; Wells Fargo Bank, National Association, as special servicer; Wells Fargo Bank, National Association; as certificate administrator; Wells Fargo Bank, National Association, as custodian; Berkadia Commercial Mortgage LLC, as primary servicer; Midland Loan Services, a Division of PNC Bank, National Association, master servicer for the Glenbrook Square mortgage loan, Westin Boston Waterfront mortgage loan, South Plains Mall mortgage loan and the GSA Portfolio mortgage loan; Wells Fargo Bank, National Association, as special servicer for the Glenbrook Square mortgage loan, Westin Boston Waterfront mortgage loan, South Plains Mall mortgage loan and the GSA Portfolio mortgage loan; Situs Holdings, LLC, as operating advisor for the Glenbrook Square mortgage loan, Westin Boston Waterfront mortgage loan, South Plains Mall mortgage loan and the GSA Portfolio mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the Glenbrook Square mortgage loan, Westin Boston Waterfront mortgage loan, South Plains Mall mortgage loan and the GSA Portfolio mortgage loan;  Wells Fargo Bank, National Association, as custodian for the Glenbrook Square mortgage loan, Westin Boston Waterfront mortgage loan, South Plains Mall mortgage loan and the GSA Portfolio mortgage loan;     Wells Fargo Bank, National Association, as master servicer for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan; Wells Fargo Bank, National Association, as custodian for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan; Park Bridge Lender Services LLC, as operating advisor for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan;  National Tax Search, LLC, as servicing function participant for the 215 West 34th Street & 218 West 35th Street mortgage loan and the Element LA mortgage loan;  Berkeley Point Capital LLC, as primary servicer for the 215 West 34th Street & 218 West 35th Street mortgage loan;  Wells Fargo Bank, National Association, as master servicer for the Heinz 57 Center mortgage loan; Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the Heinz 57 Center mortgage loan; Pentalpha Surveillance LLC, as operating advisor for the Heinz 57 Center mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the Heinz 57 Center mortgage loan; Wells Fargo Bank, National Association, as custodian for the Heinz 57 Center mortgage loan;  CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the Heinz 57 Center mortgage loan; National Tax Search, LLC, as servicing function participant for the Heinz 57 Center mortgage loan;  Wells Fargo Bank, National Association, as master servicer for the DoubleTree Hotel Universal mortgage loan; Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the DoubleTree Hotel Universal mortgage loan; Pentalpha Surveillance LLC, as operating advisor for the DoubleTree Hotel Universal mortgage loan; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the DoubleTree Hotel Universal mortgage loan; and National Tax Search, LLC, as servicing function participant for the DoubleTree Hotel Universal mortgage loan.

Dated: March 30, 2017

/s/ Paul Vanderslice
Paul Vanderslice
President, Citigroup Commercial Mortgage Securities Inc.

(senior officer in charge of securitization of the depositor)